Exhibit 10.1

UNITED STATES LIME & MINERALS, INC.

AMENDED AND RESTATED 2001 LONG-TERM INCENTIVE PLAN

AS AMENDED AND RESTATED

EFFECTIVE MAY 2, 2024

1.Purpose.  The purpose of this Amended and Restated 2001 Long-Term Incentive Plan (the “Plan”) of United States Lime & Minerals, Inc., a Texas corporation (the “Company”), is to advance the interests of the Company and its shareholders by providing a means to attract, retain, motivate and reward directors, officers, employees and consultants of the Company and its subsidiaries; to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based and dollar-denominated incentives, to such persons for the creation of Company value for the benefit of its shareholders; and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s shareholders.

2.Definitions.  The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of cash obligations under other Awards or compensatory obligations, Dividend Equivalents, Other Stock-Based Awards and Cash Awards, are set forth in Section 6 of the Plan.  Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a)“Award Agreement” means any written resolution, agreement, contract, notice or other instrument or document evidencing an Award.

(b)“Beneficiary” means the person or trust which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the Participant’s personal representatives or, if none, the person or trust entitled by will or the laws of descent and distribution to receive such benefits.

(c)“Board” means the Board of Directors of the Company.

(d)A “Change in Control” shall be deemed to have occurred on:

(i)the date of the acquisition by any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its subsidiaries or affiliates or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either (x) the then-outstanding shares of Stock, or (y) the then-outstanding voting securities of the Company entitled to vote generally in the election of directors;

(ii)the date the individuals who constitute the Board as of the effective date of the most-recent approval by the Company’s shareholders of the amendment and restatement of the Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the effective date of such approval whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company’s management prior to, or at the time of, such individual’s initial nomination for election) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii)the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or substantially all of the Company’s assets, a reverse stock split of outstanding voting securities or the issuance of shares of Stock in connection with the acquisition of the stock or assets of another entity; provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 70% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company’s business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

(e)“Code” means the Internal Revenue Code of 1986, as amended from time to time.  References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(f)“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan or, if there is no such committee, the Board.

(g)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.  References to any provision of the Exchange Act shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(h)“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(i)“Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award.

(j)“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act and successor provisions thereto.

(k)“Stock” means the Common Stock, par value $0.10, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4(c).

3.Administration.

(a)Authority of the Committee.  Except as otherwise provided below, the Plan shall be administered by the Committee.  The Committee shall have full and final power and authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)to select persons to whom Awards shall be granted;

(ii)to determine the types of Awards to be granted to each such person;

(iii)to determine the number of Awards to be granted, the number of shares of Stock and/or dollars to which an Award relates, the terms and conditions of Awards (including without limitation any exercise price, grant price or purchase price, any conditions or schedules for lapse of restrictions relating to transferability, forfeiture, exercisability, settlement or payment, and waivers, accelerations and modifications thereof, based in each case upon such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)to determine whether, to what extent and under what circumstances an Award may be exercised, settled or paid, the exercise price of an Award may be paid in cash, Stock, other Awards, awards under any other Company plan or other property, or an Award may be modified, canceled, or surrendered;

(v)to determine whether, to what extent and under what circumstances, consistent with Section 409A of the Code, if applicable, cash, Stock, other Awards, awards under any other Company plan or other property payable with respect to an Award will be deferred automatically, at the election of the Committee or at the election of the Participant;

(vi)to determine the restrictions, if any, to which shares of Stock or any other payment received upon exercise, settlement or payment of an Award shall be subject (including without limitation forfeitures, lock-ups and other restrictions), and whether to condition the delivery of such shares or other payment upon the execution by the Participant of any agreement providing for such restrictions;

(vii)to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii)to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee shall deem necessary or advisable to administer the Plan;

(ix)to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any rules and regulations, Award, Award Agreement or other instrument hereunder; and

(x)to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee shall deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to independent directors, and the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purposes of ensuring that transactions under the Plan by Participants who are then subject to Section 16(b) of the Exchange Act in respect of the Company are exempt under Rule 16b-3.  In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b)Manner of Exercise of Committee Authority.  Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including without limitation the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders, except to the extent that the Committee shall subsequently modify, or take further action not consistent with, its prior action.  If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 8(e)).  The express grant of any specific power or authority to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the power and authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee shall determine, to the extent permitted under applicable law, regulations and rules of any stock exchange on which the Stock is then listed.

(c)Limitation of Liability.  Each member of the Committee and any officer or employee of the Company acting on its behalf shall be entitled to, in good faith, rely and act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company’s independent registered public accounting firm or any executive compensation consultant, legal counsel or other professional retained by the Company or the Committee to assist in the administration of the Plan.  No member of the Committee or any officer or employee of the Company acting on its behalf shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.Plan and Award Limits.

(a)Number of Shares of Stock Reserved.  Subject to adjustment as provided in Section 4(c), the total number of shares of Stock that may be issued pursuant to Awards granted from the inception of the Plan shall not exceed One Million, Twenty-Four Thousand, Five Hundred and Eighty-Nine (1,024,589) shares of Stock, all of which may be subject to ISOs.  If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a).  Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a Participant’s account.

(b)Annual Per-Participant Limitations.  During any calendar year, no Participant may be granted any Awards, including Options and SARs, that may be settled by delivery of more than One-Hundred Thousand (100,000) shares of Stock, subject to adjustment as provided in Section 4(c).  In addition, with respect to Awards that may be settled in cash (in whole or in part), including without limitation Cash Awards, no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the fair market value (determined by reference to the closing market price of the Stock) of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of the Award.  This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

(c)Adjustments.  In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, stock dividend or other special, large and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, any Award or any Award Agreement, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including without limitation shares reserved for ISOs, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under Section 4(b), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Awards in connection with which shares have been issued, (iv) the number and kind of shares of Stock that may be issued or Dividend Equivalents paid in respect of other Awards, and (v) the exercise price, grant price, or purchase price relating to any Award (or, if deemed appropriate, make provision for a cash payment, including without limitation one based on the intrinsic (i.e., “in-the-money”) value, if any, with respect to any outstanding Award).  In addition, the Committee shall make appropriate adjustments in the terms and conditions of, and the performance criteria and targets included in, Awards (including without limitation cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including without limitation events described in the preceding sentence and events constituting a Change in Control) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, rules of any stock exchange on which the Stock is then listed, or accounting principles.

(d)Repricing.  As to any outstanding Award granted as an Option or SAR, the Committee may not, without prior shareholder approval to the extent required under applicable law, regulation, or rules of any stock exchange on which the Stock is then listed, subsequently reduce the exercise or grant price relating to such Option or SAR, or take any other action which may be considered a repricing under such provisions.

5.Eligibility.  Directors, officers and employees of the Company and its subsidiaries, and persons who provide consulting services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards.  In addition, persons who have been offered employment by the Company or its subsidiaries, and persons employed by an entity that the Committee reasonably expects to become a subsidiary of the Company, are eligible to be granted Awards, effective upon such persons’ becoming employees of the Company or its subsidiaries.

6.Specific Terms of Awards.

(a)General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise, settlement or payment thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring modification, cancellation, or surrender of Awards.  Except as provided by the Committee, no consideration other than services shall be required as consideration for the grant (but not the exercise) of any Award.

(b)Options.  The Committee is authorized to grant options to purchase Stock on the following terms and conditions (“Options”):

(i)Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 7(a), the exercise price shall be not less than 100% of the closing market price of the Stock on the date of grant.

(ii)Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other Company plans or other property (including without limitation through “net issuance” and broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law, regulations and rules of any stock exchange on which the Stock is then listed), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants.

(iii)Termination of Employment, Directorship or Service.  The Committee shall determine the period, if any, during which Options shall be exercisable following a Participant’s termination of an employment, directorship or service relationship with the Company and its subsidiaries.  For this purpose, any sale of a subsidiary of the Company pursuant to which it ceases to be a subsidiary of the Company shall be deemed to be a termination of employment, directorship or service by any Participant whose only relationship was with such subsidiary.  Unless otherwise determined by the Committee, (A) during any period that an Option is exercisable following termination of employment, directorship or service, it shall be exercisable only to the extent that it was exercisable upon such termination, and (B) if such termination is for cause, as determined in the discretion of the Committee (or, if so specified, by the standard set forth in an employment agreement with the Participant), all Options held by the Participant shall immediately terminate.

(iv)Sale of the Company.  All Options outstanding under the Plan shall terminate upon the consummation of any transaction whereby the Company (or any successor to the Company or substantially all of its business) becomes or is merged with and into another corporation, or a wholly-owned subsidiary of another corporation, whether or not such termination is in exchange for a cash payment, including without limitation one based on the intrinsic (i.e., “in-the-money”) value, if any, of the Options as determined by the Committee pursuant to Section 4(c), unless such other corporation shall continue or assume the Plan as it relates to Options then outstanding (in which case such other corporation shall be treated as the Company for all purposes hereunder, and pursuant to Section 4(c) the Committee shall make appropriate adjustment in the number and kind of shares of Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction).  If the Plan is not to be so assumed, the Company shall notify the Participant of the intended date of the consummation of such transaction, and whether the exercisability of outstanding Options are accelerated in connection therewith pursuant to Section 7(g), at least ten days in advance thereof.

(v)ISOs.  The Committee shall have the authority to grant ISOs under the Plan to employees of the Company or a related corporation within the meaning of Section 1.421-1(h) of the Treasury Regulations (as may be amended from time to time).  If shares of Stock acquired by exercise of an ISO are sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such shares to the Participant, the holder of the shares immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income.  The Company may impose such procedures as it determines may be necessary or advisable to ensure that such notification is made.  Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option.

(c)Stock Appreciation Rights.  The Committee is authorized to grant stock appreciation rights on the following terms and conditions (“SARs”):

(i)Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the fair market value (as determined by the closing market price of the Stock) of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, such fair market value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than 100% of the closing market price of the Stock on the date of grant.

(ii)Other Terms.  The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of payment, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR will be in tandem with any other Award and any other terms and conditions of the SAR.  Limited SARs that may only be exercised upon the occurrence of a Change in Control or other events may be granted on such terms and conditions, not inconsistent with this Section 6(c), as the Committee shall determine.  Limited SARs may be either freestanding or in tandem with other Awards.

(d)Restricted Stock.  The Committee is authorized to grant shares of Stock that are subject to restrictions on the following terms and conditions (“Restricted Stock”):

(i)Grant and Restrictions.  Shares of Restricted Stock shall be subject to such restrictions on transferability and other conditions, if any, as the Committee shall impose, which restrictions and other conditions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine.  Except to the extent provided under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted shares of Restricted Stock shall have all of the rights of a shareholder, including without limitation the right to vote such shares and the right to receive dividends thereon.

(ii)Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment, directorship or service (as determined under criteria established by the Committee) or failure to meet other conditions during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or other conditions relating to Restricted Stock shall be waived in whole or in part.

(iii)Certificates for Shares of Restricted Stock.  Shares of Restricted Stock may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the restrictions and other conditions applicable to such Restricted Stock, or the Company may retain physical possession of the certificate, and in either case the Participant may be required to deliver a stock power to the Company, endorsed in blank, relating to the shares of Restricted Stock.

(iv)Dividends.  Dividends paid on shares of Restricted Stock shall be paid at the dividend payment date, the payment of such dividends shall be deferred, consistent with the provisions of Section 409A of the Code, if applicable, and/or the amount or value of the dividends shall be automatically reinvested in additional Restricted Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.  Shares of Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock in respect of which such Stock or other property has been distributed, unless otherwise determined by the Committee.

(e)Deferred Stock.  The Committee is authorized to grant units representing the right to receive shares of Stock at a future date subject to the following terms and conditions (“Deferred Stock”):

(i)Grant and Restrictions.  Delivery of shares of Stock shall occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee or, if permitted by the Committee, as elected by the Participant.  In addition, Deferred Stock shall be subject to such restrictions, if any, as the Committee shall impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee shall determine.

(ii)Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment, directorship or service (as determined under criteria established by the Committee) or failure to meet other conditions during the applicable deferral period, all Deferred Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or other conditions relating to Deferred Stock shall be waived in whole or in part.

(f)Bonus Stock and Awards in Lieu of Cash Obligations.  The Committee is authorized to grant shares of Stock as a bonus, or to grant such shares in lieu of Company obligations to pay cash under other Awards or compensatory arrangements.

(g)Dividend Equivalents.  The Committee is authorized to grant Awards entitling the Participant to receive cash, Stock, other Awards, awards under any other Company plan or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”).  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued, deferred, consistent with the provisions of Section 409A of the Code, if applicable, or reinvested in additional Stock, Awards, awards under other Company plans or other property, in each case subject to such restrictions on transferability and risks of forfeiture as the Committee shall determine.

(h)Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, regulations and rules of any stock exchange on which the Stock is then listed, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock or factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries (“Other Stock-Based Awards”).  The Committee shall determine the terms and conditions of such Other Stock-Based Awards.  Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including without limitation cash, Stock, other Awards or awards under any other Company plan or other property, as the Committee shall determine.

(i)Cash Awards.  The Committee is authorized to grant dollar-denominated Awards entitling the Participant to receive a specified dollar amount (which may be specified by a formula) based upon the achievement of specified performance conditions over a specified performance period, or on such other terms and conditions as the

Committee shall determine (“Cash Awards”).  Cash Awards may also be granted as an element of or supplement to any other Award.  Cash Awards shall comply, to the extent applicable, with the requirements of Section 409A of the Code.

7.Certain Provisions Applicable to Awards.

(a)Stand-Alone, Additional, Tandem and Substitute Awards.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company, any subsidiary or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary.  Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b)Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or any SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c)Form of Payment Under Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant, exercise, settlement or payment of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards, awards under any other Company plan or other property, and may be made in a single payment, in installments or on a deferred basis, in each case consistent with the requirements of Section 409A of the Code, if applicable, and such payments may include without limitation provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d)Rule 16b-3 Compliance.  With respect to a Participant who is then subject to Section 16(b) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that shall ensure that each transaction by such a Participant with the Company is exempt from Section 16(b) liability pursuant to Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction.  The Committee may authorize the Company to modify or repurchase, cancel or otherwise reverse or invalidate any Award or shares of Stock or other payment resulting from any Award in order to prevent a Participant who is then subject to Section 16(b) from incurring liability under such Section.

(e)Loans.  The Company may not extend, maintain, renew or guarantee any credit, or arrange for the same, in the form of a personal loan to any Participant in connection with any Award.

(f)Performance-Based Awards.  The Committee may, in its discretion, grant any Award, including without limitation Restricted Stock, Deferred Stock and Cash Awards, the grant, exercisability, settlement or payment of which is subject to the achievement of performance conditions.  The performance conditions for an Award shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee.  Business criteria used by the Committee in establishing performance conditions for Awards shall be selected from among the following:

(i)Return on capital;

(ii)Earnings;

(iii)Cash flow, including without limitation EBITDA (earnings before interest, taxes, depreciation and amortization);

(iv)Stock price or book value;

(v)Revenues; and/or

(vi)Strategic business criteria, consisting of one or more objectives based upon meeting specified market penetration or geographic business expansion goals, cost targets, and/or goals relating to acquisitions or divestitures.

The targeted levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including without limitation changes in performance relative to past performance, internal budgets or plans, or comparison to peer companies, indices or other industry performance measures; on an absolute or per share basis; and/or relative to the entire Company or to one or more segments, subsidiaries, divisions or other operating units thereof.  Performance conditions may differ for Awards to different Participants.  The Committee shall specify the weighting to be given to each performance condition for purposes of determining the final benefit earned with respect to any such Award.  Unless restricted by the terms of the Award, the Committee may, in its discretion, reduce the amount of any benefit otherwise earned in connection with an Award, but may not exercise discretion to increase such benefit, and the Committee may consider other performance conditions in exercising such negative discretion.  All determinations by the Committee as to the achievement of performance conditions shall be in writing.  To the extent applicable, the measures used in setting performance targets for any given performance period shall be determined (without regard to any accrual, payment, or other effect of any Award granted under the Plan) by reference to or in accordance with generally accepted accounting principles (“GAAP”) in a manner consistent with the methods used in the Company’s audited financial statements for the applicable fiscal year, without regard to (A) unusual or nonrecurring items, or (B) changes in accounting, unless in each such case the Committee decides otherwise.  Notwithstanding the foregoing, in calculating such measures (including without limitation on a per-share basis), the Committee may, for a given performance period, provide that such calculation shall be made on the same basis as reflected in any report or release of the Company for a previously completed fiscal period as specified by the Committee.

(g)Acceleration Upon a Change in Control.  Notwithstanding anything contained herein to the contrary, except as provided by the Committee in an Award Agreement all restrictions and/or conditions relating to the continued performance of services and/or the achievement of performance conditions with respect to the exercisability, settlement or payment of an Award shall accelerate or lapse immediately prior to a Change in Control.

8.General Provisions.

(a)Compliance with Laws, Regulations, Rules, Obligations, and Policies.  The Company shall not be obligated to issue or deliver shares of Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law or regulation, the rules of any national securities exchange on which the Stock is then listed, or any obligation or policy of the Company until the Company is satisfied that such laws, regulations, rules and obligations, and policies have been complied with in full.  Certificates representing shares of Stock issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, rules and other obligations, including without limitation any requirement that a legend or legends be placed thereon.  By accepting an Award, each Participant acknowledges, accepts, and agrees that such Award is subject to all such laws, regulations, rules, obligations, and policies, as the same may be amended from time to time.

(b)Limitations on Transferability.  Awards and other rights under the Plan shall not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms and conditions as then shall be permitted by the Committee.

(c)No Right to Continued Employment, Directorship or Service.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the

Company or any of its subsidiaries to terminate any employee’s employment or other person’s service at any time or with the right of the Board or shareholders not to renominate or re-elect or to remove any director.

(d)Taxes.  The Company and any subsidiary is authorized to withhold from any Award granted or to be exercised, settled or paid, from any delivery of shares of Stock or cash in connection with an Award, from any other payment relating to an Award or from any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee shall deem necessary or desirable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive shares of Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(e)Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards without the consent of shareholders or Participants, except that any such action shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Stock is then listed, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any outstanding Award theretofore granted to the Participant (as such rights are set forth in the Plan and the Award Agreement).  The Committee may waive any conditions or rights under, or amend, modify, alter, suspend, discontinue or terminate, any outstanding Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement).  Notwithstanding the foregoing, the Board or the Committee may take any action (including without limitation actions materially impairing or terminating outstanding Awards) (i) permitted by Section 4(c) or 6, (ii) to comply with the requirements of Section 409A of the Code or Rule 16b-3, or (iii) to prevent a Participant who is then subject to Section 16(b) of the Exchange Act from incurring liability under that Section.

(f)No Rights to Awards; No Shareholder Rights.  No person shall have any claim under the Plan to be granted any Award, and there is no obligation for uniformity of treatment of Participants.  No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until shares of Stock are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option or SAR, the Option or SAR is duly exercised.

(g)Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan, any Award or any Award Agreement shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, awards under any other Company plan or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee shall otherwise determine with the consent of each affected Participant.

(h)Nonexclusivity of the Plan.  Neither the adoption or amendment of the Plan by the Board nor any approval of the Plan or amendments thereto by the shareholders of the Company shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other compensatory arrangements as it shall deem necessary or desirable, including without limitation the granting of stock options or cash bonuses otherwise than under the Plan, and such arrangements may be either applicable generally or only in specified cases.

(i)No Fractional Shares.  No fractional shares of Stock shall be issued or transferred pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards, awards under any other Company plan or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)Compliance with Section 409A of the Code.  It is the intent of the Company that all Awards comply with or be exempt from, to the extent applicable, the requirements of Section 409A of the Code.  Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Section 409A, such provision shall be construed or deemed modified to the extent necessary to conform to such requirements.

(k)Governing Law.  The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, any Award and any Award Agreement shall be determined in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws, and applicable federal law.

(l)Effective Date; Plan Termination.  The Plan shall become effective as of the date of its adoption by the Board, and shall continue in effect until terminated by the Board.